Exhibit 5


                                                August 30, 1996

Paging Partners Corporation
Freehold Office Plaza
4249 Route 9 North, Building 2
Freehold, New Jersey 07728
(908) 409-7088

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Paging Partners Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 450,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), which may be issued upon the exercise of options granted or to be granted pursuant to the Company's 1994 Stock Option Plan (the "Plan").

        As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock upon the exercise of an option granted or to be granted pursuant to the Plan, and that the Common Stock being registered pursuant to the Registration Statement, when issued upon the exercise of and payment for options granted or to be granted under the Plan in accordance with the terms of the option and the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in each Prospectus constituting a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                       Sincerely yours,

                                       Phillips Nizer Benjamin Krim & Ballon LLP


                                       By:
                                          --------------------------------------
                                          A Partner